EXHIBIT 23.1




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related preliminary Prospectus of GeoGlobal Resources Inc. for the registration of 10,308,334 shares of its common stock and to the use of our report dated March 25, 2004, with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in this Registration Statement.


                                                       Ernst & Young LLP
Calgary, Canada
April 30, 2004                                         Chartered Accountants